UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2017

CRISPR THERAPEUTICS AG

(Exact Name of Company as Specified in Charter)

Switzerland	001-37923	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Baarerstrasse 14

6300 Zug

Switzerland

+41 61 228 7800

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed previously on a Current Report on Form 8-K filed with the Securities and Exchange Commission on March 20, 2017, Marc Becker, Senior Vice President and Chief Financial Officer of CRISPR Therapeutics AG (the “Company”), took a family and medical leave of absence. Mr. Becker will not resume his duties as the Company’s principal financial officer or principal accounting officer. He will be transitioning his remaining responsibilities at the Company over the coming months and will be leaving his functions at the Company as of September 30, 2017.

As disclosed previously on a Current Report on Form 8-K filed with the Securities and Exchange Commission on March 20, 2017, Samarth Kulkarni, Ph.D., the Company’s President and Chief Business Officer will continue to serve as the Company’s acting principal financial officer and Michael Esposito, the Company’s Senior Director, Controller, will continue to serve as the Company’s acting principal accounting officer, in each case, until such time as the Company hires Mr. Becker’s replacement.

The Company’s Board of Directors has begun the search for the Company’s next Chief Financial Officer, and will work with a leading executive search firm to assist in identifying and evaluating candidates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRISPR THERAPEUTICS AG

Date: July 27, 2017	By:	/s/ Samarth Kulkarni
Samarth Kulkarni, Ph.D.
President and Chief Business Officer